Exhibit 10.5

DEBT SETTLEMENT AND MUTUAL RELEASE

Dated as of February 17, 2026

This Debt Settlement and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and among (i) Webuy Travel Pte. Ltd. (“WTP”), (ii) New Retail International Pte. Ltd. (“NRI”), (iii) PT Travel With Webuy (“PTWW”), (iv) WEBUY GLOBAL LTD (“Webuy”). Each of WTP, NRI, PTWW, Mao Hongliang, and Webuy may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Webuy holds 100% equity interest in WTP and WTP is a direct wholly-owned subsidiary of Webuy.

WHEREAS, Webuy holds 100% equity interest in NRI and NRI is a direct wholly-owned subsidiary of Webuy.

WHEREAS, Webuy holds 99% equity interest in PTWW and PTWW is a direct partially-owned subsidiary of Webuy.

WHEREAS, WTP incurred accounts payables to the following creditors in the aggregate amount of USD$549,393.66 (the “WTP Debt”):

These balances are as of USD$549,393.65, 2026:

1. HARBIN SNOWTOWN INTERNATIONAL TRAVEL SERVICE CO LTD

Address: 6-6, Commer. Bldg. 6, 576 Wenjin Rd., Songbei Dist., Harbin, Heilongjiang Province, China

Company Reg. No.: 91230102086039597Q

Amount: USD$119,552.75

2. SICHUAN XINCHENG INTERNATIONAL TRAVEL SERVICE CO LTD

Address: No. 1700, North Section of Tianfu Avenue, High-tech Zone, Chengdu, Sichuan Province, China.

Company Reg. No.: 91510100MA6CBNN67J

Amount: USD$43,652.38

3. XIAMEN ORANGE INTERNATIONAL TRAVEL SERVICE CO LTD

Address: 147-117 Binshui Sili Jimei District, Xianmen, Fujian Province, China

Company Reg. No: 91350206MA2XQ9TT9W

Amount: USD$80,900.25

4. YUNNAN PROVINCE INTERNATIONAL TRAVEL AGENCY (GROUP) CO. LTD

Address: No. 488, Huancheng East Road, Guandu District, Kunming, Yunnan Province, China

Company Reg. No: 9153010232286942XW

Amount: USD$84,958.83

5. ZHANGJIAJIE FOUR SEASONS BEAUTIFUL INTERNATIONAL TRAVEL SERVICE CO., LTD

Address: No.151 Jiefang Road, Yongding District, Zhangjiajie City, Hunan Province, China

Company Reg. No.: 91430802MA4L812X25

Amount: USD$155,898.27

6. ZHEJIANG SHENYI INTERNATIONAL TOURISM CO., LTD

Address: Room509, Wangjiang East Road, Shangcheng District, Hangzhou, Zhejiang Province, China

Company Reg. No.: 91330102MA2KH5CCXQ

Amount: USD$64,431.17

WHEREAS, NRI incurred accounts payables to the following creditor in the amount of USD$103,557.75 (the “NRI Debt”):

1. WANG XIAN HUI

Address: Room 101, Unit 3, Building 3, Qiyuan 4th Street, Wan’an Subdistrict, Shuangliu District, Chengdu City，China

Passport No.: EJ2762898 Amount: USD$103,557.75

WHEREAS, PTWW incurred accounts payables to the following creditor in the amount of USD$35,453.52 (the “PTWW Debt”):

1. HARBIN SNOWTOWN INTERNATIONAL TRAVEL SERVICE CO LTD

Address: 6-6, Commer. Bldg. 6, 576 Wenjin Rd., Songbei Dist., Harbin, Heilongjiang Province, China

Company Reg. No.: 91230102086039597Q

Amount: USD$35,453.52

WHEREAS, the above creditors have appointed Mao Hongliang (PRC ID No. [*]), a natural person residing in the People’s Republic of China, to receive settlement on their behalf.

WHEREAS, Mao Hongliang entered into a debt assignment agreement with the creditors on February 16, 2026, under which Mao Hongliang shall be entitled to the WTP Debt, NRI Debt, and PTWW Debt (together, the “Debt”) in the amount of USD$688,404.92 in its entirety.

WHEREAS, Webuy intends to settle the Debt in the amount of USD$688,404.92 on behalf of WTP, NRI, and PTWW by issuing restricted Class A ordinary shares (the “Restricted Shares”) to Mao Hongliang.

WHEREAS, the Parties now wish to settle the Debt in a total amount of USD$688,404.92, subject to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Conversion of Debt into Equity Interest. Effective as of the Effective Date, the Parties acknowledge and agree that the Debt is hereby converted into equity interest in Webuy and shall be of no further force or effect and, to the extent payable, shall be deemed paid in full.

Issuance of Shares. Webuy shall issue 593,453 Restricted Shares, valued at US$1.16 per share, which is the closing price as reported by Nasdaq on February 13, 2026, to US$1.16. The Restricted Shares shall be duly authorized, fully paid and non-assessable.

The Parties acknowledge and agree that:

(a)	The Restricted Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

(b)	The issuance is made in reliance on an exemption from registration under the Securities Act, including Section 4(a)(2) and/or Regulation S, as applicable.

(c)	The Restricted Shares shall be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, pledged or otherwise disposed of unless (i) pursuant to an effective registration statement, or (ii) pursuant to an applicable exemption from registration, including Rule 144.

(d)	Mao Hongliang acknowledges that Webuy has no obligation to register the Restricted Shares, and Webuy makes no promise or commitment to file any registration statement with respect to such Restricted Shares.

2.	Mutual Release. Upon completion of the requirement contained in Section 2 hereof, the Parties, on behalf of themselves and their respective direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, in such capacity, the “Releasors”), in consideration of completion of the items contained in Section 1 above, hereby remise, release, acquit and forever discharge the other Party and their agents, transferees, consultants, employees, legal counsel, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership (collectively, in such capacity, the “Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments, professional liability actions, and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Parties ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the other Party, from the beginning of time up to and including the date hereof. The releases contained in this Agreement shall not operate to release obligations under this Agreement.

3.	Full Satisfaction. Upon issuance of the Shares, the Debt as of the date of such payment shall be deemed fully satisfied.

4.	No Action. The Parties covenant and agree not to commence or prosecute any action or proceeding against the other Party based on any claims released by the Parties pursuant hereto.

5.	Representation. Webuy represents and warrants as follows:

(a)	Webuy is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)	Webuy has the full power, authority and legal right to assign and transfer the Debt and to execute, deliver and perform this Agreement.

(c)	Webuy has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Mao Hongliang, WTP, NRI, and PTWW, this Agreement constitutes the legal, valid and binding agreement of Webuy, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

WTP, NRI, and PTWW represent and warrant as follows:

(a)	WTP and NRI are companies duly organized, validly existing and in good standing under the laws of Singapore; PTWW is a company duly organized, validly existing and in good standing under the laws of Indonesia.

(b)	Each of WTP, NRI, and PTWW has the full power, authority and legal right to assign and transfer the Debt to Webuy and to execute, deliver and perform this Agreement.

(c)	Each of WTP, NRI, and PTWW has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy and Mao Hongliang, this Agreement constitutes the legal, valid and binding agreement of WTP, NRI, and PTWW, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the outstanding principal balance of the Debt is USD$688,404.92 and there is no interest.

Mao Hongliang represents and warrants as follows:

(a)	Mao Hongliang is a natural person residing in People’s Republic of China.

(b)	Mao Hongliang has the full power, authority and legal right to execute, deliver and perform this Agreement.

(c)	Mao Hongliang has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy, WTP, NRI, and PTWW, this Agreement constitutes the legal, valid and binding agreement of Mao Hongliang, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the outstanding principal balance of the Debt is USD$688,404.92 and there is no interest.

6.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

7.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

WEBUY GLOBAL LTD

By:	/s/ Bin Xue
Name:	Bin Xue
Title:	Chief Executive Officer and Chairman of the Board

Webuy Travel Pte. Ltd.

By:	/s/ Bin Xue
Name:	Bin Xue
Title:	Director

New Retail International Pte. Ltd.

By:	/s/ Bin Xue
Name:	Bin Xue
Title:	Director

PT Travel With Webuy

By:	/s/ Low Jia Jun Jesper
Name:	Low Jia Jun Jesper
Title:	Director

Mao Hongliang

By:	/s/ Mao Hongliang
Name:	Mao Hongliang